UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 30, 2025
Date of Report (date of earliest event reported)

Kinetik Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38048 (Commission File Number)	81-4675947 (I.R.S. Employer Identification Number)
2700 Post Oak Blvd. Suite 300 Houston, Texas 77056
(Address of principal executive offices and zip code)
(713) 621-7330
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Strategy Officer

As previously announced, Anne Psencik, Chief Strategy Officer, retired from her position effective June 30, 2025 (the "Separation Date"), from Kinetik Holdings Inc. (the "Company"). Ms. Psencik's expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Compensatory Arrangements of Certain Officers

In connection with her resignation, on June 30, 2025, the Company entered into a separation and release agreement with Ms. Psencik (the "Separation Agreement"). The Separation Agreement includes a one-time lump sum payment in the amount of $887,356 to be paid on the first payroll date that occurs on or after 45 days following her termination date. The Separation Agreement further provides that Ms. Psencik's outstanding and unvested equity awards previously granted under the Company's long-term incentive plan shall continue to be eligible to vest (according to their terms), including in accordance with the terms of the Consulting Agreement (as defined below).

On June 30, 2025, Ms. Psencik also entered into a consulting agreement with the Company (the "Consulting Agreement") and will serve as a consultant to the Company through July 1, 2028 (the "Consulting Period"). During the Consulting Period, Ms. Psencik will provide consulting services at a rate of $150,000 annually, payable in monthly installments, plus reimbursement of reasonable out-of-pocket business-related expenses. Ms. Psencik is also eligible to receive discretionary payments of up to $300,000 in aggregate during the term, at the discretion of the Chief Executive Officer. Ms. Psencik shall continue to be eligible to vest in her unvested equity awards during the Consulting Period. Upon termination of the Consulting Agreement by the Company without "cause" any unpaid consulting fees will be paid to Ms. Psencik and all unvested awards will be accelerated in full. Ms. Psencik has also agreed to customary confidentiality restrictions and restrictive covenants within the Consulting Agreement.

The foregoing description of the Separation Agreement and Consulting Agreement (collectively, the "Agreements") is subject and qualified in its entirety by reference to the full text of the Agreements, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetik Holdings Inc.

Dated:	July 1, 2025	/s/ Lindsay Ellis
Lindsay Ellis
General Counsel, Secretary and Chief Compliance Officer